American List Corporation
                            330 Old Country Road
                             Mineola, NY 11501



                                                               March  18, 1997

Mr. Martin Lerner
48 Doral Drive
Manhasset, NY  11030

Dear Mr. Lerner:

               As you are aware, AMERICAN LIST CORPORATION (the "Company") has entered into an Agreement and Plan of Merger dated as of March 18, 1997 with SNYDER COMMUNICATIONS, INC. ("SNC") and its wholly owned subsidiary SNYDER Z ACQUISITION, INC. ("Acquisition"), pursuant to which Acquisition will be merged with and into the Company and the surviving corporation of such merger (the "Merger") shall be the Company, which shall be a wholly owned subsidiary of SNC. Effective upon consummation of the Merger, the Company desires to continue to employ you, and you agree to continue to be employed by the Company, on the terms and conditions set forth in this letter.

               1. The Company will employ you to serve as its President effective beginning on the consummation of the Merger (the "Effective Date") and ending on the second anniversary of the Effective Date, and thereafter to perform such consulting and advisory services as may be requested from time to time pursuant to this letter agreement during the period beginning on the second anniversary of the Effective Date and ending on the fifth anniversary of the Effective Date (the period from the Effective Date until such fifth anniversary being the "Term"), subject to the terms and conditions of this letter agreement. As President, you will be the highest ranking executive officer of the Company and will be responsible for running the day-to-day operations of the Company. You will report to the Board of Directors of the Company (the "Board") and to either the Chief Executive Officer of SNC or such other senior executive officer of SNC as may be designated by the Chief Executive Officer. Effective on the Effective Date, any employment agreement between you and the Company will terminate and be of no further force or effect with no further payment obligation by the Company thereunder. During the Term, you will render business services solely in the performance of your duties as President of the Company, and will use your best efforts to promote the interests and welfare of the Company and SNC. During the Term, your office and the Company's principal place of business will continue to be located on Long Island, New York unless you otherwise consent. You shall be entitled to sick leave and holidays in accordance with the policy of the Company as to its executive employees. The Company shall reimburse you for all reasonable out-of-pocket costs incurred or paid by you in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by you of documentation, expense statements, vouchers, and/or such other supporting information as the Company may reasonably request.

               2. (a) The Company will pay you a salary at the rate of $100,000 per year for each year of the Term with payments made in installments in accordance with the Company's regular practice for compensating executive personnel. In addition, as an inducement to enter into this employment agreement, the Company will pay you on the Effective Date the sum of $2,000,000. All such payments shall be subject to applicable tax withholding requirements. You shall also be entitled to those insurance, retirement and other benefits generally provided to the Company's other executive personnel. In particular, you will be entitled to four weeks of vacation per year.

                      (b)    On the Effective Date, as an inducement
to enter into this employment agreement and in consideration of your services hereunder and including your obligations pursuant to Sections 5 and 6 hereof, SNC will grant to you options to acquire 250,000 shares of SNC's common stock under the SNC 1996 Stock Incentive Plan (the "Plan") at an exercise price equal to the closing sale price of SNC's common stock on the New York Stock Exchange on the trading day immediately prior to the Effective Date. Pursuant to such options, you will be eligible, subject to the Plan, to acquire 100,000 shares on the date that is six months following the Effective Date; with respect to the remaining 150,000 shares, you will be eligible, subject to the Plan, to acquire one-fifth of such shares on the first anniversary of the Effective Date and an additional one-fifth of such shares on each of the four subsequent anniversaries of the Effective Date, such that on the fifth anniversary of the Effective Date you will be eligible to acquire all such shares (to the extent not previously exercised). If your employment is terminated for any reason other than death, then that portion of the option granted to you under this Section 2(b) which is vested at the time of such termination may be exercised by you within 90 days of such termination, and any vested portion which is not timely exercised shall be forfeited by you and your estate. Except as provided in the next sentence, any options which have not vested as of the date of termination of your employment with the Company for any reason, including death or disability, shall terminate and be forfeited by you. If your termination is involuntary and is not a termination for "cause" as defined below, all of your remaining unvested options shall vest and become exercisable as of the date of your termination.

               (c) Subject to earlier termination as provided in the Plan or this letter agreement, all options granted pursuant to Section 2(b) shall expire on the tenth anniversary of the Effective Date.

               (d) In addition to the options to be granted to you as described herein, on or promptly following the Closing Date SNC shall grant options to purchase up to 100,000 shares of its common stock under the SNC 1996 Stock Incentive Plan to employees of the Company and in the amounts identified by you, subject to the reasonable approval of the Board. In the event the Company terminates its Profit Sharing Plan or Pension Plan (the "Company Plans"), at your request the Company shall provide additional compensation to its employees participating therein (other than yourself, Andrew Bleth, Don Damore and Charles Caccia) in an amount as requested by you and subject to Board review, but not exceeding the difference between the pre-tax compensation attributable to the Plans and the pre-tax compensation attributable to any successor or replacement plans or benefits furnished in lieu thereof. In addition, the Company shall review with you, subject to your approval not to be unreasonably withheld, any successor or replacement health plan to the Oxford plan provided in accordance with the first sentence of Section 4.16 of the Merger Agreement.

               3. The Company may terminate your employment under this letter agreement in the event of your death, permanent disability, or discharge for "cause" (as hereinafter defined). For purposes of this letter agreement, "cause" means (a) your continued and deliberate failure to perform your assigned duties, in a manner substantially consistent with the manner prescribed by the Board or the Chief Executive Officer of SNC in accordance herewith (other than any such failure resulting from your incapacity due to physical or mental illness), which failure continues for ten days following your receipt of written notice from the Board or the Chief Executive Officer of SNC specifying the manner in which you are in default of your duties, (b) your engagement in serious misconduct that is materially and demonstrably injurious to the Company or SNC or the reputation of either, (c) your conviction of commission of a felony involving a crime of moral turpitude whether or not such felony was committed in connection with the business of SNC or the Company, or
(d) the circumstances described below relating to death and disability, in which case such provisions shall become applicable.

               The Company may also terminate your employment under this letter agreement at any time without reason or cause. Unless otherwise provided in this letter agreement, the Company shall pay your base salary and benefits through the date of termination. In addition, if your termination is involuntary and is not for "cause", you shall be entitled to receive your salary provided herein and continuation of your health insurance benefits through the fifth anniversary of the Effective Date.

               You will be given reasonable (and, in any event in the case of a termination pursuant to clause (a) of Section 3 above, at least five business days') prior written notice of any intention by the Company to terminate you for "cause" and an opportunity to respond to the Company's reasons for such proposed action. Any termination by the Company shall only be taken by action of the Board.

               4. If, prior to the expiration or termination of the Term, you are unable to perform your duties by reason of disability or impairment of health for at least six consecutive calendar months, the Company may terminate your employment under this letter agreement by giving 60 days written notice to you to that effect, but only if at the time such notice is given such disability or impairment is still continuing. Following the expiration of such 60 day period, the Term shall terminate with the payment of your salary for the month in which notice is given. If there is a dispute between us as to whether you are disabled or the duration of any disability, either of us may request that you be examined by a medical doctor selected by our mutual agreement, and the written medical opinion of such doctor shall be conclusive and binding upon each of us as to whether you have become disabled and the date when such disability arose. The cost of any such medical examination shall be borne by the Company.

               If you should die prior to the expiration of the Term, the Company will pay to your estate your salary through the end of the month in which your death occurred, at which time the Term shall terminate without further notice. Nothing in this letter agreement shall impair or otherwise affect any rights and interests you may have under any compensation plan or arrangement of the Company which may be adopted by the Board.

               5. Except as provided specifically in this Section 5, you agree that for a period commencing on the Effective Date and running through the third anniversary of termination or expiration of your employment (the "Non-competition Term"), you will not, except as otherwise provided in this letter agreement, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business then conducted by the Company or SNC. For the purposes of this letter agreement, a business shall be considered to be competitive with the business of the Company or SNC only if such business is engaged in providing services or products (a) similar to any service or product currently provided by the Company or SNC or provided by the Company or SNC during the Term, (b) similar to any service or product which evolves from or results form enhancements in the ordinary course during the Non-competition Term to the services or products provided by the Company or SNC as of the Effective Date or by the Company or SNC during the Term, (c) similar to any future service or product of the Company of SNC as to which you materially and substantially participated in, and (d) to customers and clients of the type served by the Company or SNC during the Non-competition Term.

               During the Non-competition Term, you will not, for your benefit or for the benefit of any person or entity other than the Company or SNC, solicit, or assist any person or entity other than the Company or SNC to solicit, any officer, director, executive or employee of the Company or SNC to leave his or her employment.

               You acknowledge that the markets served by the Company and SNC are national in scope and are not dependent on the geographic location of executive personnel or the businesses by which there are employed, the length of the Non-competition Term is linked to the Term, and that the above covenants are manifestly reasonable on their face, and we expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Company.

               Nothing in this letter agreement shall be deemed to prohibit you from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Company, provided that such investments (a) are passive investments and constitute five percent or less of the outstanding equity securities of such entity the equity securities of which are traded on a national securities exchange or other public market, or (b) are approved by the Board.

               You agree that the Company's remedies at law for breach or threat of breach by you of the provisions in this Section 5 or Section 6 below will be inadequate, and that the Company shall be entitled to an injunction or injunctions to prevent breaches of such provisions and to enforce specifically such provisions, in addition to any other remedy to which the Company may be entitled at law or equity.

               6. Without the prior written consent of the Company, you agree not to use or disclose, for your own benefit or for the benefit of any person or entity other than the Company or SNC, any of the Company's or SNC's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, business secrets or methods, business policies, manuals of instructions, computer programs (including documentation of such programs), research, lists, names of customers, personnel information, proprietary information about costs, profits, markets, sales, pricing information, or supplier lists or other information of a similar nature to the extent not available to the public, and plans for future development, whether or not patented, copyrighted or otherwise protected under applicable law. After termination or expiration of this letter agreement, you shall not use or disclose the Company's or SNC's trade secrets or other confidential information unless such information becomes a part of the public domain other than through a breach of this letter agreement or is disclosed to you by a third party who is entitled to receive and disclose such information.

               7. All notices, consents and other communications required or permitted to be given under this letter agreement shall be in writing and delivered by hand delivery, by overnight courier or by facsimile (and if by facsimile, with a copy to follow within one business day by hand delivery or overnight courier), expense prepaid, if to you at the address of the then principal office of the Company, and if to the Company or SNC, to the Chief

Executive Officer of SNC, Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817, facsimile 301- 571-7330. Any notice so given shall be deemed received when delivered by hand or overnight courier or when the sender's facsimile machine indicates receipt by the recipient's facsimile machine. A change of address to which notices are to be sent may be given in the manner for providing notice.

               8. Should any provision of this letter agreement be determined to be unenforceable or prohibited by any applicable law, such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition without invalidating the balance of such provision or any other provision of this letter agreement, any such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               9. You may not assign your rights and obligations under this letter agreement. The Company's rights and obligations under this letter agreement are not assignable except as incident to a change of control transaction. In the event of any such assignment by the Company, all rights and obligations of the Company under this letter agreement shall inure to the benefit of the assignee or the successor to the Company.

               10. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflict of laws principles. This letter agreement sets forth our entire agreement and understanding concerning the subject matter hereof, and supersedes all prior agreements (including, without limitation, the Employment Agreement, dated August 15, 1983, as amended, between you and the Company), arrangements and understandings between us with respect to such matters.

                [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT WITH M. LERNER]




               To indicate that the foregoing meets with your approval and accurately reflects our mutual understanding with respect to the matters set forth herein, please sign and return the enclosed duplicate copy of this letter agreement.

                                            Very truly yours,

                                            AMERICAN LIST CORPORATION



                                            By: /s/ Martin Lerner
                                                ------------------------
                                               Name:  Martin Lerner
                                               Title: President and Chief
                                                      Executive Officer



                                            SNYDER COMMUNICATIONS, INC.



                                            By: /s/ Michele D. Snyder
                                                -----------------------
                                               Name:  Michele D. Snyder
                                               Title: Vice Chairman &
                                                      Chief Operating Officer


Agreed to and accepted as of March 18, 1997 by:



/s/ Martin Lerner
-----------------
    MARTIN LERNER

C:\DATA\WP\74807\0003\209\LTR3207K.080